[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]






                            August 23, 1996



CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007


                          CapStar Hotel Company
                    REGISTRATION STATEMENT ON FORM S-8
                    ----------------------------------

Ladies and Gentlemen:

          In connection with the above-captioned Registration Statement dated August 23, 1996, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the Securities

Act of 1933, as amended (the "Act"), and the Rules and Regulations promulgated thereunder (the "Rules"), we have been requested by CapStar

Hotel Company (the "Company"), to furnish our opinion as to the legality of (i) 1,740,000 shares of the Company's Common Stock, par value $.01 per shares (the "Common Stock"), reserved for issuance upon the exercise of options granted  under the Company's Equity Incentive Plan and

(ii) 500,000 shares of Common Stock reserved for issuance upon the exercise of rights granted under the Company's Employee Stock Purchase Plan

(together with the Equity Incentive Plan, the "Plans").

CapStar Hotel Company                                                         2



          In connection with the furnishing of this opinion, we have reviewed the Registration Statement, the Plans, originals, or copies certified or otherwise identified to our satisfaction, of the Company's

Amended and Restated Certificate of Incorporation and By-laws, each as in effect on the date hereof, and records of certain of the Company's corporate proceedings.  We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made such other investigations of fact and law and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents,

records, certificates or other instruments, and upon such factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinion expressed below.  In addition, we have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, the authenticity of all such latter documents and the legal capacity of all individuals who have executed any of the documents.

CapStar Hotel Company                                                         3


          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that when the Shares have been issued and paid for upon the exercise of options or rights granted under the Plans in accordance with the terms thereof, they will be validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the General

Corporation Law of the State of Delaware.  Please be advised that no member of this firm is admitted to practice in the State of Delaware.

Our opinion is rendered only with respect to the laws, and the rules,

regulations and orders thereunder, which are currently in effect.



                              Very truly yours,

                    /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON